EXHIBIT 10.1
FIRST AMENDMENT OF EMPLOYMENT AGREEMENT
          This First Amendment (this “Amendment”) is entered into as of November 15, 2006, by and between United Surgical Partners International, Inc., a Delaware corporation (“USPI”), and William H. Wilcox (“Employee”), with reference to the following facts:
RECITALS
          A. The parties hereto have entered into that certain Employment Agreement, dated as of November 15, 2002 (the “Agreement”). The capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to them in the Agreement.
          B. The parties desire to amend the Agreement as described herein.
          THEREFORE, the parties hereto agree as follows:
AGREEMENT
          1. Section 1 of the Agreement is amended and restated in full to read as follows:
“1. Employment. USPI hereby employs Employee as the President and Chief Executive Officer of USPI.”
          2. The second sentence of Section 2 of the Agreement is amended and restated in full to read as follows:
“Employee shall report to the Board of Directors of USPI and shall have such duties, responsibilities and authority as are set forth in the Bylaws of USPI or as determined by the Board of Directors from time to time.”
          3. The first sentence of Section 3(a) of the Agreement is amended to replace “$415,000” with “$575,000.”
          4. Except as expressly amended herein, the terms and provisions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect, and the parties acknowledge that the Agreement has been renewed for a two-year term ending on November 15, 2008.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

By	/s/ Paul B. Queally

Paul B. Queally
Chairman, Options and Compensation Committee

/s/ William H. Wilcox

William H. Wilcox